Exhibit 10.1(bd)

THIRD AMENDMENT

TO

THE SAUER-DANFOSS EMPLOYEES’ RETIREMENT PLAN

(As Amended and Restated, Effective January 1, 2000

and Renamed As of May 3, 2000)

                By virtue and in exercise of the amending power reserved to Sauer Danfoss Company (the “Company”) by subsection 16.2 of the Sauer-Danfoss Employees’ Retirement Plan (As Amended and Restated, Effective January 1, 2000 and Renamed As of May 3, 2000) (the “Plan”), and pursuant to the authority delegated to the undersigned officer of the Company by the Employee Benefit Committee of the Company, the Plan is hereby amended, effective as of January 1, 2001, by adding the following phrase immediately after “or 414(h)(12) in the first sentence of Section 11.8:

                                “, and effective January 1, 2001, Code Section 132(f)(4);”

                IN WITNESS WHEREOF, the above amendment is adopted this 25th day of February, 2002.

SAUER DANFOSS (US) COMPANY

By:	/s/ KENNETH D. McCUSKEY

Its:	Vice President Finance